SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File Number)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           MRV Communications, Inc. (the “Company”) has been in the midst of restating its financial statements for several months.  In consideration of the efforts of Chris King, the Company’s VP of Finance, in leading the restatement process, on June 11, 2009, the Compensation Committee of the Board of Directors approved increasing his base salary to $210,000.  The increase is subject to a temporary 10 percent reduction which was put in place for many employees as of March 23, 2009.  In addition, the Compensation Committee awarded a $10,000 merit-based discretionary bonus for Near Margalit, Chief Executive Officer of Source Photonics, Inc., a wholly-owned subsidiary of the Company, for his efforts in addressing the impact of the challenging market environment.

Item 8.01 Other Events.

Request for Additional Extension of Time for Nasdaq Delisting

As previously reported, the Company announced in June 2008 that its historical financial statements cannot be relied upon.  The Company began work on restating its financial statements, and to date has not been able to timely file its quarterly and annual reports on Forms 10-Q and 10-K and proxy statement with the Securities and Exchange Commission (the “SEC”), or hold an annual stockholders meeting.  Therefore, the Company has received several notices from The Nasdaq Stock Market (“Nasdaq”) regarding the Company’s non-compliance with Nasdaq listing requirements due to these matters.  Upon request by the Company, Nasdaq provided the Company with an extension to become current with its delinquent periodic reports until June 15, 2009, following which the Company’s common stock would be delisted if the reports were not filed by that date.

The Company will not be able to meet the extension deadline and will not be filing its delinquent periodic reports by today.  The Company has submitted a request to Nasdaq’s Listing and Hearing Review Council (the “Listing Council”) for a further extension of time to become current with its periodic reports.  The Company cannot provide any assurances as to the outcome of the request for an additional extension, or whether the Listing Council will even review the request.  If the Listing Council denies or does not review the request, the Company expects that its securities will be suspended at the opening of business on June 17, 2009, and a notification of removal from listing will be filed with the SEC.

Appointment of Director of Internal Audit

Further, as previously reported, upon determining that the Company’s historical financial statements could not be relied upon, the Company’s Board of Directors appointed a Special Committee of independent directors to conduct an investigation of the issues underlying the restatement of the financials.  Upon substantial completion of the investigation, the Special Committee issued recommendations to ensure that similar concerns would not arise again in the future.  One of the recommendations was to hire an internal auditor, and that recommendation has been accomplished.

The Company is pleased to announce that Donna L. Boswell has joined the Company as Director of Internal Audit beginning today.  She has an extensive background with both internal and external audit as well as financial operations improvement with 10 years at Deloitte & Touche, LLP, most recently as a Senior Manager in the Audit and Enterprise Risk Services practice.  Previously, she held the position of Senior Business Systems Consultant with Business Systems Specialties, Inc, and Special Projects Director with CAL Circuits Abco, Inc.  Boswell received a B.A.in Liberal Studies from California State University, Northridge and an M.B.A. in Accounting from the University of Phoenix, Arizona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 15, 2009

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer